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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                                    (Seller)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 11, 2000

                   -------------------------------------------

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                                TABLE OF CONTENTS
                                                                            PAGE


Section 1.     Transactions on or Prior to the Closing Date.................
Section 2.     Closing Date Actions.........................................
Section 3.     Conveyance of Mortgage Loans.................................
Section 4.     Depositor's Conditions to Closing............................
Section 5.     Seller's Conditions to Closing...............................
Section 6.     Representations and Warranties of Seller.....................
Section 7.     Obligations of Seller........................................
Section 8.     Representations and Warranties of Depositor..................
Section 9.     Survival of Certain Representations, Warranties and Covenants
Section 10.    Accountant's Letters.........................................
Section 11.    Expenses; Recording Costs....................................
Section 12.    Notices......................................................
Section 13.    Examination of Mortgage Files................................
Section 14.    Successors...................................................
Section 15.    Governing Law................................................
Section 16.    Severability.................................................
Section 17.    Further Assurances...........................................
Section 18.    Counterparts.................................................
Section 19.    Treatment as Security Agreement..............................
Section 20.    Recordation of Agreement.....................................

Schedule I     Schedule of Transaction Terms
Schedule II-A  MSDWMC Mortgage Loan Schedule
Schedule II-B  FINOVA Realty Capital Mortgage Loan Schedule
Schedule II-C FINOVA Commercial Mortgage Loan Owner Trust 1998-1 Mortgage Loan Schedule
Schedule II-D  Llama Mortgage Company Mortgage Loan Schedule
Schedule III   Mortgage Loans Constituting Mortgage Groups
Schedule IV    Mortgage Loans with Lost Mortgage Notes
Schedule V Exceptions with Respect to Seller's Representations and Warranties on MSDWMC Mortgage Loans

Exhibit A      Representations and Warranties of Seller Regarding the MSDWMC
               Mortgage Loans

Exhibit B      Form of Lost Mortgage Note Affidavit

Exhibit C      Form of Assignment of Mortgage(s) and Assignment of Assignment of
               Lessor's Interests in Leases, Rents and Profits
Exhibit D      Form of Seller's In-House Counsel Opinion


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                        MORTGAGE LOAN PURCHASE AGREEMENT

       This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of July 11, 2000, is made by and between MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC., a New York corporation ("Seller") and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the Mortgage Loans identified on the schedule annexed hereto as Schedule II-A (the "MSDWMC Mortgage Loans") and the Mortgage Loans identified on the schedules annexed hereto as Schedule II-B and Schedule II-C (the "FINOVA Mortgage Loans"), and the Mortgage Loans identified on the schedule annexed hereto as Schedule II-D (the "Llama Mortgage Loans", and collectively with the MSDWMC Mortgage Loans and the FINOVA Mortgage Loans, the "Subject Mortgage Loans"). The FINOVA Mortgage Loans listed on Schedule II-B are those acquired by the Seller pursuant to the FINOVA Capital Mortgage Loan Purchase Agreement and the FINOVA Mortgage Loans listed on Schedule II-C are those acquired by the Seller pursuant to the FINOVA Commercial Mortgage Loan Owner Trust 1998-1 Mortgage Loan Purchase Agreement. The Llama Mortgage Loans listed on Schedule II-D are those acquired by the Seller pursuant to the Llama Mortgage Company Mortgage Loan Purchase Agreement. Schedules II-A, II-B, II-C and II-D are referred to collectively herein as the "Mortgage Loan Schedule." Depositor intends to deposit the Subject Mortgage Loans and other assets into the Trust Fund created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Subject Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank Minnesota, N.A., as custodian (in such capacity, the "Custodian") or as trustee (in such capacity, the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Custodian.

            Section 2. Closing Date Actions. The sale of the Subject Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Subject Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchasers pursuant to the Certificate Purchase Agreement. The closing shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Subject Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage Loan Purchase Price (as defined herein) shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Depositor shall be an amount determined in accordance with the Letter of Understanding dated July [__], 2000 by and among Morgan Stanley & Co. Incorporated, Morgan Stanley Dean Witter Mortgage Capital Inc., Credit Suisse First Boston Mortgage Capital LLC and Credit Suisse First Boston Corporation (the "Letter of Understanding").

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Subject Mortgage Loans (together with certain other mortgage loans) to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchasers, and the Initial Purchasers shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchasers will privately place certain classes of the Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Subject Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under (i) each of the Subject Mortgage Loans identified on the Mortgage Loan Schedule and all property of Seller described in Section 19 of this Agreement, (ii) rights with respect to the FINOVA Mortgage Loans arising under (x) that certain mortgage loan purchase agreement, dated as of June 30, 1999 (the "FINOVA Capital Mortgage Loan Purchase Agreement"), between the Seller and FINOVA Realty Capital, Inc. ("FINOVA Realty Capital"), other than Articles 2, 4, 5, 6, 7, Sections 8.5.14, 8.5.41, 8.5.42, and Articles 10, 12 and 14 thereof (such provisions referred to in this clause, the "Redacted FINOVA Realty Capital Provisions"), and (y) that certain mortgage loan purchase agreement, dated as of June 30, 1999 (the "FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement"), among the Seller, FINOVA Capital Corporation and the FINOVA Commercial Mortgage Loan Owner Trust 1998-1 (the "FINOVA Owner Trust"), other than Articles 2, 4, 5, 6, 7, Sections 8.5.14, 8.5.41, 8.5.42, and Articles 10, 12 and 14 thereof (such provisions referred to in this clause, the "Redacted FINOVA Owner Trust Provisions" and collectively with the Redacted FINOVA Realty Capital Provisions, the "Redacted FINOVA Provisions") and (iii) rights with respect to the Llama Mortgage Loans arising under that certain mortgage loan purchase agreement, dated as of December 17, 1999 (the "Llama Mortgage Loan Purchase Agreement"), between the Seller and Llama Capital Mortgage Company Limited Partnership ("Llama Mortgage Company"). The parties acknowledge that rights and obligations under the Redacted FINOVA Provisions are not being assigned hereunder and copies of such Redacted FINOVA Provisions have not been provided to the Depositor for its review.

      On or prior to the Closing Date, each Mortgage File with respect to the MSDWMC Mortgage Loans shall be delivered by Seller to the Custodian. Each such Mortgage File shall contain the following documents:

            (a) the original Mortgage Note, or with respect to those MSDWMC Mortgage Loans listed in Schedule IV hereto, a "lost note" affidavit substantially in the form of Exhibit B hereto and a true and complete copy of the Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments thereof showing a complete chain of endorsement or assignment from the Originator of the related Mortgage Loan to Seller, and further endorsed (at the direction of Depositor given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, without recourse, representation or warranty, express or implied;"

            (b) a duplicate original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller, in each case with evidence of recording indicated thereon;

            (c) an original (or a true and complete copy if the original has been sent by the Seller for recordation) Assignment of Mortgage substantially in the form of Exhibit C hereto, in recordable form, from Seller to Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1;

            (d) an original Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form;

            (e) an original (or a true and complete copy if the original has been sent by the Seller for recordation) of any related assignment of Assignment of Leases (if such item is a document separate from the Mortgage) substantially in the form of Exhibit C hereto and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller, in each case with evidence of recording thereon;

            (f) an original or a true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by Seller in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1;

            (h) originals or true and complete copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the related Mortgage or Mortgage Note or any related security document have been modified or the related Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the related Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, or if the policy has not yet been issued, a written binding commitment or interim binder, dated as of the date the related Mortgage Loan was funded;

            (j) the original or a true and complete copy of any guaranty of the obligations of the Mortgagor under the related Mortgage Loan and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller, in each case with evidence of recording thereon;

            (k) all UCC Financing Statements and continuation statements or copies thereof filed with respect to the MSDWMC Mortgage Loans;

            (l) the original or a true and complete copy of the power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (m) any intercreditor agreement relating to any debt of a Borrower secured by the related Mortgaged Property other than the related Mortgage Loan;

            (n) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

            (o) any Loan Agreement;

            (p) [Reserved];

            (q) letters of credit, if any, relating to the Additional Collateral Loans;

            (r) the applicable participation documents, if any;

            (s) any environmental insurance policies; and

            (t) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver an original recorded counterpart of any of the documents required to be delivered pursuant to clauses (b), (d), (f),
(h), (k) (with respect to UCC financing statements filed other than in accordance with the transfer contemplated by this Agreement) and (l) above with evidence of recording or filing thereon concurrently with the execution and delivery hereof, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, Seller shall deliver, or cause to be delivered, to the Custodian a duplicate original or true copy of such document certified by the applicable public recording or filing office to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing.

            On or prior to the Closing Date, each Mortgage File with respect to the FINOVA Mortgage Loans and the Llama Mortgage Loans shall be delivered by Seller to the Custodian. Each such Mortgage File shall contain all documents required to have been delivered to the Seller pursuant to Section 3.2 of the FINOVA Capital Mortgage Loan Purchase Agreement, pursuant to Section 3.2 of the FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement or pursuant to Section 2.3 of the Llama Mortgage Loan Purchase Agreement.

            Notwithstanding the foregoing, in the event that Seller cannot deliver to the Custodian any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement being assigned, solely because of a delay caused by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Custodian a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver to the Custodian the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Subject Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Subject Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Subject Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its affiliates solely for internal uses, shall immediately vest in Depositor and shall be forwarded by Seller to the Custodian by overnight mail for next-day delivery and retained and maintained, in trust, by the Custodian at the will of Depositor, in such custodial capacity only. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days of Seller's receipt thereof to the Servicer via wire transfer for deposit by the Servicer into the Collection Account.

     Section 4. Depositor's Conditions to Closing. The obligations of Depositor under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Seller or any of the Subject Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Custodian or Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, which shall have been delivered to and held by the Custodian on behalf of Seller;

            (ii)  the Mortgage Loan Schedule;

            (iii) an officer's certificate of Seller, dated as of the Closing Date, with certified copies of the charter, by-laws, and a certificate of good standing dated as of a recent date of Seller;

            (iv) an opinion of Seller's in-house counsel, dated the Closing Date, in substantially the same form as Exhibit D attached hereto.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made herein, and on certificates or other documents furnished by officers of Seller.

            In rendering the opinion expressed above, such counsel may limit such opinions to matters governed by the General Corporation Law of the State of Delaware and the laws of the State of New York and the United States and shall not be required to express any opinion with respect to the registration or qualification of the Certificates under any applicable state or federal securities laws.

            (v) an opinion of Latham & Watkins, special counsel to Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as Depositor may approve):

            Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforcement hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, Seller. Such opinion may also express its reliance on the opinion of Seller's in-house counsel, as referred to in clause (iv) above.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and the United States to the extent specifically referred to.

            Such counsel shall also state that, on the basis of the information gained in the course of its representation of the Seller, considered in light of its understanding of applicable law and the experience it has gained through its practice, nothing has come to its attention in the course of its review of the prospectus dated October 12, 1999 and prospectus supplement dated July [27], 2000 (collectively, the "Prospectus") relating to the Depositor's Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") and the confidential offering circular (the "Offering Circular") dated July [27], 2000 relating to certain classes of the Certificates that would cause it to believe that as of its date or as of the Closing Date, the information relating to the Subject Mortgage Loans in the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (vi) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized, validly existing and in good standing under the laws of the State of New York. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Neither the execution and delivery by Seller of this Agreement, nor the compliance by Seller with the provisions hereof, nor the consummation by Seller of transactions contemplated by this Agreement will
      (I) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligations under, the certificate of incorporation of Seller or, after giving effect to the consents or the taking of the actions contemplated by clause (II) of this subparagraph
      (ii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Seller or its properties or any of the provisions of any material indenture or mortgage or any other material contract or instrument to which Seller is a party or by which it or any of its properties is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument (other than pursuant to this Agreement) or (II) require the consent of or notice to, or any filing with, any person, entity or governmental body, which has not been obtained or made by Seller, except where, in any of the instances contemplated by clause (I) above or this clause (II), the failure to do so will not have a material adverse effect on the sale of the Subject Mortgage Loans by Seller.

            (iii) The execution and delivery by Seller of this Agreement, and the consummation of transactions contemplated by this Agreement on the terms set forth herein, have been duly authorized by all necessary corporate action on the part of Seller and are within the corporate power of Seller, and this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding instrument, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

            (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any federal, state or local governmental authority or court that has not been obtained, made or given is required in connection with the execution, delivery and performance of this Agreement by Seller.

            (v) Except as set forth on Schedule V hereto, the representations and warranties contained in Exhibit A hereto are true and correct in all material respects with respect to the MSDWMC Mortgage Loans as of the Closing Date.

            (b) In addition, the Seller hereby represents and warrants to the Depositor and its assigns the following with respect to the FINOVA Mortgage Loans:

            (i) Seller has delivered to the Trustee the fully executed original FINOVA Capital Mortgage Loan Purchase Agreement and FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement, redacted to delete the Redacted FINOVA Provisions;

            (ii) The FINOVA Capital Mortgage Loan Purchase Agreement and FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement are in full force and effect and have not been modified or amended in any material respect;

            (iii) The obligations of FINOVA Realty Capital, the FINOVA Commercial Mortgage Owner Trust 1998-1 and FINOVA Capital Corporation to cure or repurchase an affected FINOVA Mortgage Loan for breach of representation or warranty as set forth in the FINOVA Capital Mortgage Loan Purchase Agreement and the FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement (the "FINOVA Loan Seller Obligations") are the valid, legal, and binding obligations of FINOVA Realty Capital, FINOVA Commercial Mortgage Owner Trust 1998-1 and FINOVA Capital Corporation, enforceable against FINOVA Realty Capital, FINOVA Commercial Mortgage Owner Trust 1998-1 and FINOVA Capital Corporation in accordance with their terms;

            (iv) The FINOVA Loan Seller Obligations have not been previously assigned;

            (v) The FINOVA Loan Seller Obligations are assignable in accordance with their terms and the Seller has the full right, power and authority to assign those sections of the FINOVA Capital Mortgage Loan Purchase Agreement and FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement assigned hereunder and all of the representations assigned hereunder; and

            (vi) The FINOVA Loan Seller Obligations are not subject to, and are being transferred to the Depositor (and subsequently to the Trust) free and clear of, any and all liens, pledges, charges, security interests or other encumbrances.

            (vii) Other than as noted on Schedule V hereto, the Mortgage Loan Seller has no knowledge that any of the representations and warranties contained in the FINOVA Mortgage Capital Mortgage Loan Purchase Agreement or the FINOVA Commercial Mortgage Owner Trust 1998-1 Mortgage Loan Purchase Agreement are not true and correct in all material respects as of the Closing Date.

            (viii) No scheduled principal and interest under any FINOVA Mortgage Loan is 30 days or more delinquent as of the Closing Date.

            (ix) The information set forth in Schedule II-B and II-C is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

            (x) Immediately prior to the transfer to the Depositor, the Seller had good title to, and was the sole owner of, each FINOVA Mortgage Loan.

            (xi) The gross proceeds of each FINOVA Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property as defined by the Code and the Regulations thereunder having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            (c) In addition, the Seller hereby represents and warrants to the Depositor and its assigns the following with respect to the Llama Mortgage
      Loans:

            (i) Seller has delivered to the Trustee the fully executed original Llama Mortgage Loan Purchase Agreement;

            (ii) The Llama Mortgage Loan Purchase Agreement is in full force and effect and has not been modified or amended in any material respect;

            (iii) The obligations of Llama Mortgage Company to cure or repurchase an affected Llama Mortgage Loan for breach of representation or warranty as set forth in the Llama Mortgage Loan Purchase Agreement (the "Llama Loan Seller Obligations") are the valid, legal, and binding obligations of Llama Mortgage Company, enforceable against Llama Mortgage Company in accordance with its terms;

            (iv) The Llama Loan Seller Obligations have not been previously assigned;

            (v) The Llama Loan Seller Obligations are assignable in accordance with their terms and the Seller has the full right, power and authority to assign those sections of the Llama Mortgage Loan Purchase Agreement assigned hereunder and all of the representations assigned hereunder; and

            (vi) The Llama Loan Seller Obligations are not subject to, and are being transferred to the Depositor (and subsequently to the Trust) free and clear of, any and all liens, pledges, charges, security interests or other encumbrances.

            (vii) Other than as noted on Schedule V hereto, the Mortgage Loan Seller has no knowledge that any of the representations and warranties contained in the Llama Mortgage Loan Purchase Agreement are not true and correct in all material respects as of the Closing Date.

            (viii) No scheduled principal and interest under any Llama Mortgage Loan is 30 days or more delinquent as of the Closing Date.

            (ix) If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Llama Mortgage Company, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Llama Mortgage Loan.

            (x) An environmental site assessment meeting the requirements of the American Society of Testing and Materials was performed with respect to each Mortgaged Property in connection with the origination of the related Llama Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or
      (ii) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator to remediate the problem and/or to obtain an operations and maintenance plan.

            (xi) The gross proceeds of each Llama Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property as defined by the Code and the Regulations thereunder having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the MSDWMC Mortgage Loans and shall continue in full force and effect, subject to Section 14 of this Agreement, notwithstanding any restrictive or qualified endorsement on the mortgage notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Subject Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of any initial transferee of the Subject Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates.

            Upon discovery of any Defect (as defined herein) in a Mortgage File related to a Subject Mortgage Loan, Depositor or its assignee shall promptly notify Seller in writing of such Defect and request that Seller cure such Defect within 90 days from the date Seller was notified of such Defect; provided, however, that if such Defect would cause such Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, then such cure shall be within 90 days of discovery of such Defect. A document in the Mortgage File shall be deemed to have a "Defect" if (a) any document required to be included in the Mortgage File is not in the possession of the Custodian, on behalf of the Trustee, within the time required to be delivered pursuant to this Agreement or
(b) such document has not been properly executed or is otherwise defective on its face; provided, however, that a document shall not be deemed to have a Defect if such Defect is caused by the failure by Depositor to execute such document after having been directed by Seller to execute such document. If Seller does not correct or cure such Defect within such period, as Depositor's sole and exclusive remedy as a result of such Defect, Seller shall purchase such Mortgage Loan from the Trust Fund at the Purchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement.

            Within 90 days of the receipt of written notice by Seller of a breach (a "Breach") of any of the representations, warranties or covenants of Seller with respect to the MSDWMC Mortgage Loans set forth in Exhibit A to this Agreement or, with respect to the FINOVA Mortgage Loans, the representations, warranties and covenants contained in Section 6(b) hereof or, with respect to the Llama Mortgage Loans, the representations, warranties and covenants contained in Section 6(c) hereof (or, if any such Breach would cause the Subject Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, within 90 days of discovery of the Breach), which, in either case, materially and adversely affects either (i) the interests of Depositor or the Certificateholders in the related Subject Mortgage Loan or (ii) the value of the related MSDWMC Mortgage Loan, Seller shall cure such Breach and, if Seller does not correct or cure such Breach within such period, or if such Breach cannot be so cured, then, as Depositor's sole and exclusive remedy as a result of such Breach, Seller shall purchase the affected Subject Mortgage Loan at the Purchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement. If Seller is required to repurchase any Subject Mortgage Loan that is part of a Mortgage Group (as defined herein), Seller shall also be required to repurchase the remaining MSDWMC Mortgage Loans in such Mortgage Group. For purposes of this paragraph, a "Mortgage Group" is any group of MSDWMC Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            The Purchase Price for any repurchased Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the MSDWMC Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or its assignee, and Depositor or its assignee, upon receipt of such funds, shall promptly release the related Mortgage File or cause it to be released, to Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Seller title to any Mortgage Loan released pursuant hereto. The Depositor or the Servicer, as applicable, shall deliver to Seller an officer's certificate setting forth the calculation of the Purchase Price.

            In the event the mortgage loan purchase price as such term is defined in the Llama Mortgage Loan Purchase Agreement (the "Llama Mortgage Loan Purchase Price") for a Llama Mortgage Loan is less than the Purchase Price required under the Pooling and Servicing Agreement, the Seller shall pay to the Depositor or, subsequent to the assignment of the Llama Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or its assignee, the difference between the Llama Mortgage Loan Purchase Price and the Purchase Price and Depositor or its assignee, upon receipt of such funds, shall promptly release the related Mortgage File or cause it to be released, to Llama Mortgage Company and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Llama Mortgage Company title to any Mortgage Loan released pursuant hereto. The Depositor or the Servicer, as applicable, shall deliver to Seller an officer's certificate setting forth the calculation of the Purchase Price.

     Section 8. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the performance of the Depositor of this Agreement or the consummation of any transactions contemplated by this Agreement.

            Section 9. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 11 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 10. Accountant's Letters. On or before the Closing Date, PriceWaterhouseCoopers LLP will have reviewed the characteristics of the Subject Mortgage Loans described in (a) the Mortgage Loan Schedule attached hereto and set forth as an exhibit to the Pooling and Servicing Agreement and (b) the computer disk prepared by Seller and provided to Depositor and will compare those characteristics to, and ensure their agreement with (i) the description of the Subject Mortgage Loans contained in the Prospectus Supplement and the Offering Circular, respectively; (ii) original documentation and files of Seller maintained with respect to each Mortgage Loan; and (iii) if applicable, information with respect to such Subject Mortgage Loans contained in the report on Form 8-K to be filed by Depositor with the Commission in connection with the offering of the Certificates. Seller will cooperate with Depositor and PriceWaterhouseCoopers LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in this Section 10 and to deliver the letters required of them under the Underwriting Agreement and the Certificate Purchase Agreement.

     Section 11. Expenses; Recording Costs. Seller and Depositor agree that expenses shall be paid in accordance with the Letter of Understanding.


     Section 12. Notices. All communications hereunder will be in writing, and,
(a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 5th Floor, New York, New York 10010, Attention: Allan J. Baum, Telecopy
No.: (212) 325-8162; and (b) if sent to Seller, will be mailed, delivered or telecopied to it at Morgan Stanley Dean Witter Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Pamela Sanderson, Telecopy No.:
(212) 761-0748.

     Section 13. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

     Section 14. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated July 27, 2000 among Seller, Depositor and the Underwriters, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchasers and any person or persons who control Depositor, the Underwriters and the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 9 of this Agreement, may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

     Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

     Section 16. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     Section 17. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     Section 18. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

     Section 19. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Subject Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Subject Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Subject Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Subject Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Subject Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Subject Mortgage Loans, including the related Mortgage Notes, Mortgages and title and hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule, including all distributions with respect thereto payable after the Cut-off Date;

            (ii)all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in all cases which are payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in
      (i) and (ii) above which are payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law. Seller, Depositor or their assignee at the direction of Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Subject Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     Section 20. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as the date first above written.

                                 MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL
                                      INC.,

                                    as Seller

                                 By:__________________________________________
                                      Name:
                                      Title:

                                 CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.,
                                       as Depositor

                                 By:__________________________________________
                                      Name:
                                      Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of July 11, 2000, between Morgan Stanley Dean Witter Mortgage Capital Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Borrower" means the borrower under the Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated July 27, 2000, between Depositor and the Initial Purchasers.

            "Certificates" means each class of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1.

            "Closing Date" means August 3, 2000.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Cut-off Date" means July 11, 2000.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Initial Purchasers" means Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated.

            "Investment Officer" means any employee of Seller designated by Seller as an "investment officer" or whose title includes the words "investment officer."

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage Loan Pool" means the pool of Mortgage Loans, which are the primary assets of the Trust Fund.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offered Certificates" means the Class A-1, Class A-2, Class B, Class C and Class D.

            "Offering Circular" means the confidential offering circular dated July 27, 2000, describing certain classes of the Certificates.

            "Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of July 11, 2000, among CapMark Services, LP, National Consumer Cooperative Bank, the Special Servicer, Depositor and the Trustee, including the Mortgage Loan Schedule annexed thereto.

            "Prospectus" means the Prospectus, dated October 12, 1999.

            "Prospectus Supplement" means the Prospectus Supplement, dated July 27, 2000, relating to the Offered Certificates.

            "Subject Mortgage Loans" means the mortgage loans to be sold to Depositor pursuant to the Agreement, specifically identified in the Mortgage Loan Schedule to the Agreement.

            "Underwriters" means Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated.

            "Underwriting Agreement" means the Underwriting Agreement, dated July 27, 2000, between Depositor and the Underwriters.

                                  SCHEDULE II-A

                          MSDWMC MORTGAGE LOAN SCHEDULE

                                  SCHEDULE II-B

                      FINOVA CAPITAL MORTGAGE LOAN SCHEDULE

                                  SCHEDULE II-C

                  FINOVA COMMERCIAL MORTGAGE OWNER TRUST 1998-1
                             MORTGAGE LOAN SCHEDULE

                                  SCHEDULE II-D

                          LLAMA MORTGAGE LOAN SCHEDULE

                                  SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

                                  SCHEDULE IV

                     MORTGAGE LOANS WITH LOST MORTGAGE NOTES

                                   SCHEDULE V

       EXCEPTIONS WITH RESPECT TO SELLER'S REPRESENTATIONS AND WARRANTIES

                                                                       EXHIBIT A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                       REGARDING THE MSDWMC MORTGAGE LOANS

            The Seller represents and warrants with respect to each Mortgage Loan, as applicable, that as of the Closing Date:

              (i) Schedule II-A. The information set forth in Schedule II-A is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

              (ii)Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Depositor or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

              (iii) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

              (iv)Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph (xiii) below, enforceable first priority lien upon the related Mortgaged Property, which includes all buildings located thereon and all fixtures thereto, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability, value or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph (xiii) below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

              (v) Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph (xiii) below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

              (vi)Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of portions of the real property that do not materially adversely affect the value of the property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

              (vii) Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of and has no knowledge of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

              (viii) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

              (ix)No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

              (x) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xiii)) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered other than the junior liens listed on Schedule B attached hereto; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any.

              (xi)Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

              (xii) Environmental Conditions. An environmental site assessment meeting the requirements of the American Society of Testing and Materials was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator to remediate the problem and/or to obtain an operations and maintenance plan.

              (xiii) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

              (xiv) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property with no deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of the buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

              (xv)Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

              (xvi) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

              (xvii) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

                  (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (B) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (C) The Mortgagor's interest in such Ground Lease is
            assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
            Date) and, in the event that it is so assigned, is further assignable by the Depositor and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (D) Such Ground Lease is in full force and effect and no
            material amendment to such Ground Lease is binding on mortgagee unless mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (E) Such Ground Lease, or an estoppel letter or other
            agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (F) A mortgagee is permitted a reasonable opportunity
            (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (G) Such Ground Lease has an original term (including any
            extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (H) Under the terms of such Ground Lease and the related
            Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the mortgagee, will be applied either
            (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (I) Such Ground Lease does not impose any restrictions on
            subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located.

              (xviii) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date required to be deposited or paid have been so deposited or paid.

              (xix) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property as defined by the Code and the Regulations thereunder having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph (xix) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

              (xx)Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph (xix) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph (xix), including the proviso thereto.

              (xxi) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

              (xxii) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

              (xxiii) Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

              (xxiv) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

              (xxv) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule II-A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price set forth therein and prepayment consideration in connection therewith.

              (xxvi) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

              (xxvii) No Material Default. To the Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs (iii),
(vii), (xiv), (xv), (xvi), (xvii) and (xxii) of this Exhibit A.

              (xxviii) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

              (xxix) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

              (xxx) Junior Liens. Schedule B attached hereto lists all Mortgage Loans that permit the related Mortgaged Property to be encumbered by any lien junior to the lien of the related Mortgage and describes any related debt service coverage or similar criteria needed to be satisfied to obtain such junior lien. Except as otherwise set forth on Schedule B, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

              (xxxi) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

              (xxxii) Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith.

              (xxxiii) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

              (xxxiv) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral (including any mortgage) that is not included in the Trust.

              (xxxv) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $20 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

              (xxxvi) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the related obligors thereon except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.

              (xxxvii) Loan Underwriting. Each Mortgage Loan complies, in all material respects, with all of the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of origination of such Mortgage Loan.

                                    EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

                                                                  ,
                                        , being duly sworn, deposes and says:

              1. that he is an authorized signatory of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC");

              2. that MSDWMC is the owner and holder of a mortgage loan in the original principal amount of $ secured by a mortgage (the "Mortgage") on the premises known as located in ;

              3. (a) that MSDWMC, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $___________ made by _______________, to ______________________, under date of _______________________
            (the "Note");

            4. that the Note is now owned and held by MSDWMC;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except MSDWMC; and

            7. upon assignment of the Note by MSDWMC to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by MSDWMC to the Trustee) MSDWMC covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of MSDWMC or the Depositor's failure to deliver said original Note to the Trustee.

                                 MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL
                                      INC.

                                 By:__________________________________________
                                    Authorized Signatory

Sworn to before me this

           day of July, 2000

                                    EXHIBIT C

                                     FORM OF

                          ASSIGNMENT OF MORTGAGE(S) AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

            KNOW ALL MEN BY THESE PRESENTS:

            THAT, as of ___________________ 2000 Morgan Stanley Dean Witter Mortgage Capital Inc., a Delaware Corporation, whose address is 1585 Broadway, New York, New York 10036 ("ASSIGNOR") in consideration of ten and 00/100 ($10.00) dollars and other good and valuable consideration, paid by Wells Fargo Bank Minnesota, N.A., as trustee for Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, whose address is 3 New York Plaza, 15th Floor, New York, New York 10004 ("ASSIGNEE"), receipt of which is acknowledged by ASSIGNOR, hereby sells, assigns, transfers, sets over and conveys unto the ASSIGNEE certain mortgage(s) and assignments of leases, rents and profits and other collateral documents as follows:

              See Schedules "A-1" and "A-2" attached hereto and incorporated herein by this reference.

            TOGETHER with the note(s), debt(s) and claim(s) secured by said mortgage(s) and the covenants contained in said mortgage(s), together with all amendments, supplements and modifications thereto and all liens, financing statements, guaranties and security interests securing the payment of such notes, including, without limitation, any other documents recorded in the real property records of the jurisdiction in which the real property covered by the mortgage(s) is located with respect to such notes, and any other documents, agreements, instruments or property relating to such loan(s) and all right, title, interest, claims, demands, causes of action and judgments securing or relating to such loan(s); TO HAVE AND TO HOLD the same unto the ASSIGNEE and to the successors, legal representatives and assigns of the ASSIGNEE forever.

            THIS ASSIGNMENT is made without recourse or representation or warranty of any kind or nature, express or implied except as expressly set forth in that certain Mortgage Loan Purchase Agreement, dated as of July 11, 2000 between ASSIGNOR and Credit Suisse First Boston Mortgage Securities Corp.

            IN WITNESS WHEREOF, the ASSIGNOR has duly executed this Assignment the __ day of __________ 2000.

IN PRESENCE OF:





                                 By:__________________________________________
                                      Name:

                                     Title:

STATE OF                )
                        )  ss.:
COUNTY OF               )


              On this day of , 2000, before me the undersigned, a NOTARY PUBLIC OF , personally appeared _______________, as _______________ of Morgan Stanley Dean Witter Mortgage Capital Inc., a Delaware corporation, who, I am satisfied, was the maker of the foregoing instrument and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing instrument on behalf of said corporation and (2) he executed said instrument as the act and deed of said corporation.

              IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the day and year last above written.



                                 Signature____________________________________
                                 Print Name___________________________________
                                 Residing at__________________________________


                                             A NOTARY PUBLIC OF_______________

[AFFIX SEAL]                      My Commission expires on____________________

                             ASSIGNMENT OF MORTGAGE

                                       AND

                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                                       TO

                  WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE



                              RECORD AND RETURN TO:


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                                    Exhibit D

                    Form of Seller's In-House Counsel Opinion